EXHIBIT 99.2 FIRST MUTUAL BANCSHARES, INC. CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. Section 1350)

In connection with the Annual Report of First Mutual Bancshares, Inc., a Washington corporation (the "Company"), on Form 10-K/A for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Roger A. Mandery, Executive Vice President and Principal Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Roger A. Mandery Roger A. Mandery Executive Vice President and Chief Financial Officer April 23, 2003